EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
Carolina First Corporation and Subsidiaries
($ in thousands)

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                                                                   Three Months Ended          Nine Months Ended
                                                                    September 30, 1998         September 30, 1998
                                                                  ---------------------       --------------------
EARNINGS:
  Income from continuing operations
     before income taxes...............................         $                8,998      $              25,205

ADD:
  (a) Fixed charges....................................                         23,046                     67,605

DEDUCT:
  (a) Interest capitalized during year.................                         ------                     ------
                                                                  ---------------------       --------------------

Earnings, for computation purposes.....................         $               32,044      $              92,810
                                                                  =====================       ====================



FIXED CHARGES:
  Interest on indebtedness, expensed or capitalized....         $               22,777      $              66,831
  Portion of rents representative of the
     interest factor...................................                            237                        678
  Amortization of debt expense.........................                             32                         97
                                                                  ---------------------       --------------------

Fixed charges, for computation purposes................         $               23,046      $              67,605
                                                                  =====================       ====================


Ratio of earnings to fixed charges.....................    x                      1.39 x                     1.37 x
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